Exhibit 21







     SUBSIDIARIES OF THE DAYTON POWER AND LIGHT COMPANY


The Dayton Power and Light Company had the following wholly owned subsidiaries on March 21, 1996:


                                                State of
Name                                          Incorporation
----                                          -------------

MacGregor Park, Inc.                               Ohio
DP&L Community Urban Redevelopment Corporation     Ohio
Miami Valley Equipment, Inc.                       Ohio